Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth Heiss, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces 2011 Fourth Quarter Results

Newton, MA (February 16, 2012):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and year ended December 31, 2011.

Results for the quarter ended December 31, 2011:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2011 were $67.9 million, or $0.42 per share. This compares to Normalized FFO for the quarter ended December 31, 2010 of $57.2 million, or $0.44 per share.  Normalized FFO for the quarter ended December 31, 2011 were impacted by the timing of acquisitions and deployment of the proceeds received from our equity and debt offerings during the quarter, as well as the negative impact of lease value amortization of our recent acquisitions.

Net income was $38.6 million, or $0.24 per share, for the quarter ended December 31, 2011, compared to net income of $33.9 million, or $0.26 per share, for the quarter ended December 31, 2010.  Net income for the quarter ended December 31, 2011 includes a non-cash impairment of assets charge of approximately $796,000, or less than $0.01 per share, related to one property.  Net income for the quarter ended December 31, 2010 includes a non-cash impairment of assets charge of approximately $4.9 million, or $0.04 per share, related to two properties.

The weighted average number of common shares outstanding totaled 160.9 million and 130.1 million for the quarters ended December 31, 2011 and 2010, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2011 and 2010 appears later in this press release.

Results for the year ended December 31, 2011:

Normalized FFO for the year ended December 31, 2011 were $258.0 million, or $1.73 per share. This compares to Normalized FFO for the year ended December 31, 2010 of $218.8 million, or $1.71 per share.

Net income was $151.4 million, or $1.01 per share, for the year ended December 31, 2011, compared to net income of $116.5 million, or $0.91 per share, for the year ended December 31, 2010.  Net income for the year ended December 31, 2011 includes a gain on sale of properties of approximately $21.3 million, or $0.14 per share, related to the sale of seven properties, a loss on early extinguishment of debt of approximately $427,000, or less than $0.01 per share, in connection with replacing our previous $550.0 million revolving credit facility with a new $750.0 million revolving credit facility and a non-cash impairment of assets charge of approximately $2.0 million, or $0.01 per share, related to four properties.  Net income for the year ended December 31, 2010 includes a loss on early extinguishment of debt of approximately $2.4 million, or $0.02 per share, related to the redemption of all $97.5 million of our outstanding 7.875% senior notes due 2015, a gain on sale of properties of approximately $109,000, or less than $0.01 per share, related to the sale of four properties in August 2010 and a non-cash impairment of assets charge of approximately $6.0 million, or $0.05 per share, related to seven properties.

The weighted average number of common shares outstanding totaled 149.6 million and 128.1 million for the year ended December 31, 2011 and 2010, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the year ended December 31, 2011 and 2010 appears later in this press release.

Recent Investment and Sales Activities:

Since October 1, 2011, we have acquired, or we currently have under agreements to acquire, 21 properties for an aggregate purchase price of approximately $723.1 million, including the assumption of approximately $229.3 million of mortgage debt and excluding closing costs:

•     In July 2011, we agreed to acquire nine senior living communities located in six states with an aggregate 2,226 living units (1,708 independent living units, 471 assisted living units and 47 Alzheimer’s care units) for approximately $478.0 million, including the assumption of approximately $162.8 million of mortgage debt and excluding closing costs.  All the residents at these communities pay for services with private resources.  In December 2011, we acquired eight of these nine communities for approximately $379.0 million, including the assumption of approximately $130.8 million of mortgage debt and excluding closing costs.  Five Star Quality Care, Inc., or Five Star, manages these communities under long term contracts.  The purchase of the one remaining community for approximately $99.0 million, including the assumption of approximately $32.0 million of mortgage debt and excluding closing costs, is subject to various conditions, including regulatory and other third party approvals.  We currently expect to acquire this community in 2012; however, we can provide no assurance that we will purchase this property.

•     In November 2011, we acquired two properties leased to medical providers or medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 45,645 square feet located in Virginia for approximately $11.4 million, including the assumption of approximately $9.6 million of mortgage debt and excluding closing costs.  Upon acquisition, these properties were 100% leased to three tenants for weighted (by rents) average lease terms of 6.5 years.

•     In December 2011, we acquired one MOB with 94,238 square feet located in Indiana for approximately $21.0 million, excluding closing costs.  Upon acquisition, this property was 94.8% leased to eight tenants for weighted (by rents) average lease terms of 9.8 years.

•     In December 2011, we acquired one senior living community located in California with 57 assisted living units for approximately $11.3 million, excluding closing costs.  All the residents at this community pay for services with private resources.  Five Star manages this community under a long term contract.

•     In March 2011, we agreed to acquire 20 senior living communities located in five states with an aggregate 2,111 living units (814 independent living units, 939 assisted living units, 311 Alzheimer’s care units and 47 skilled nursing beds) for approximately $304.0 million, including $78.2 million of mortgage debt and excluding closing costs.  Substantially all the residents at these communities pay for services with private resources.  Prior to October 1, 2011, we had closed on the acquisition of 18 of these communities.  Five Star manages 13 of these communities and leases five of these 18 communities under long term contracts.  We currently expect to acquire the remaining two of these 20 communities for an aggregate purchase price of approximately $45.3 million, including the assumption of approximately $4.9 million of mortgage debt and excluding closing costs, in 2012, subject to various closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

•     In February 2012, we acquired one senior living community located in Alabama with 92 assisted living units for approximately $11.3 million, excluding closing costs.  All the residents at this community pay for services with private resources.  Five Star manages this community under a long term contract.

•     In December 2011 and January and February 2012, we entered five separate agreements to acquire one senior living community and four MOBs for an aggregate purchase price of $144.8 million, including the assumption of approximately $52.0 million of mortgage debt and excluding closing costs.  The senior living community is located in Missouri and includes 87 independent living units, and all the residents at this community pay for services with private resources.  The four MOBs are located in Connecticut, Georgia and Hawaii and include an aggregate of 514,409 square feet.  The closings of these acquisitions are contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

In May 2011, we and Five Star entered into a loan agreement under which we agreed to lend Five Star up to $80.0 million, or the Bridge Loan, to fund Five Star’s purchase of six senior living communities.  In September 2011, Five Star completed the acquisition of these communities.  As of December 31, 2011, $38.0 million in aggregate principal amount was outstanding and no additional borrowings were available under this Bridge Loan.  The Bridge Loan is secured by mortgages on three of the senior living communities that Five Star acquired and on four other senior living communities owned by Five Star.  The Bridge Loan matures on July 1, 2012 and bears interest at a rate equal to the annual rate of interest applicable to our borrowings under our revolving credit facility, plus 1%.  We recognized interest income from this Bridge Loan of $348,000 and $593,000, respectively, for the quarter and year ended December 31, 2011, which is included in interest and other income in our condensed consolidated statements of income.

Recent Financing Activities:

In October 2011, we issued 9.2 million common shares in a public offering, raising net proceeds of approximately $184.7 million.  We used the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility.

In December 2011, we sold $300.0 million of 6.75% senior unsecured notes due 2021, raising net proceeds of approximately $292.2 million.  We used the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility and for general business purposes, including funding in part the acquisitions described above.

Conference Call:

On Thursday, February 16, 2012, at 1 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter and year ended December 31, 2011.  The conference call telephone number is (800) 700-7860.  Participants calling from outside the United States and Canada should dial (612) 332-0820. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Thursday, February 23, 2012. To hear the replay, dial (320) 365-3844.  The replay pass code is: 227513.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The recording and retransmission in any way of SNH’s fourth quarter conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Fourth Quarter 2011 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 369 properties located in 38 states and Washington, D.C. as of December 31, 2011. SNH is headquartered in Newton, MA.

Financial Information

(in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenues:
Rental income	$120,327	$97,363	$422,166	$340,113
Residents fees and services	16,276	-	27,851	-
Total revenues	136,603	97,363	450,017	340,113

Expenses:
Depreciation	31,145	23,270	113,265	90,409
Property operating expenses	27,079	6,404	68,967	20,169
General and administrative	6,528	5,345	26,041	21,677
Acquisition related costs	5,692	2,885	12,239	3,610
Impairment of assets	796	4,870	1,990	5,965
Total expenses	71,240	42,774	222,502	141,830

Operating income	65,363	54,589	227,515	198,283

Interest and other income	581	198	1,451	844
Interest expense	(27,425)	(20,862)	(98,262)	(80,017)
Loss on early extinguishment of debt	-	-	(427)	(2,433)
Gain on sale of properties	-	-	21,315	109
Equity in earnings (losses) of an investee	28	16	139	(1)
Income before income tax expense	38,547	33,941	151,731	116,785
Income tax benefit (expense)	52	(77)	(312)	(300)
Net income	$38,599	$33,864	$151,419	$116,485

Weighted average shares outstanding	160,946	130,136	149,577	128,092

Net income per share	$0.24	$0.26	$1.01	$0.91

Financial Information (continued)

(in thousands, except per share data)

(unaudited)

Balance Sheet:

	At December 31, 2011	At December 31, 2010
Assets
Real estate properties	$4,721,591	$3,761,712
Less accumulated depreciation	630,261	538,872
	4,091,330	3,222,840
Cash and cash equivalents	23,560	10,866
Restricted cash	7,128	4,994
Deferred financing fees, net	25,434	16,262
Acquired real estate leases, net	100,235	63,593
Loan receivable	38,000	-
Other assets	97,361	74,101
Total assets	$4,383,048	$3,392,656

Commitments and Contingencies

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$ -	$128,000
Senior unsecured notes, net of discount	965,770	422,880
Secured debt and capital leases	861,615	654,010
Accrued interest	22,281	14,993
Assumed real estate lease obligations, net	17,778	18,239
Other liabilities	42,998	26,557
Total liabilities	1,910,442	1,264,679
Shareholders’ equity	2,472,606	2,127,977
Total liabilities and shareholders’ equity	$4,383,048	$3,392,656

Funds from Operations and Normalized Funds from Operations

(in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income	$38,599	$33,864	$151,419	$116,485
Depreciation expense	31,145	23,270	113,265	90,409
Impairment of assets	796	4,870	1,990	5,965
Gain on sale of properties	-	-	(21,315)	(109)
FFO	70,540	62,004	245,359	212,750
Acquisition related costs	5,692	2,885	12,239	3,610
Loss on early extinguishment of debt	-	-	427	2,433
Percentage rent (2)	(8,300)	(7,700)	-	-
Normalized FFO	$67,932	$57,189	$258,025	$218,793

Weighted average shares outstanding	160,946	130,136	149,577	128,092

FFO per share	$0.44	$0.48	$1.64	$1.66
Normalized FFO per share	$0.42	$0.44	$1.73	$1.71
Distributions declared per share	$0.38	$0.37	$1.50	$1.46

(1)   We calculate FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding gain or loss on sale of properties and impairment of assets, plus real estate depreciation and amortization.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include percentage rent and exclude loss on early extinguishment of debt and acquisition related costs.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or cash flow from operating activities determined in accordance with GAAP as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results.  These measures should be considered in conjunction with net income and cash flow from operating activities as presented in our Consolidated Statements of Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

(2)   Our percentage rents are generally determined on an annual basis. We defer recognition of percentage rental income we receive during the first, second and third quarters until the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of this revenue is deferred until the fourth quarter, our Normalized FFO calculation for the first three quarters includes estimated amounts of percentage rents with respect to those periods.  The fourth quarter calculation of Normalized FFO excludes percentage rents we presented for the first three quarters.  During the fourth quarters of 2011 and 2010, we recognized $11.3 million and $10.3 million of percentage rent for the years ended December 31, 2011 and 2010, respectively.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•     OUR PENDING ACQUISITIONS OF SENIOR LIVING COMMUNITIES AND MOBS ARE CONTINGENT UPON VARIOUS CLOSING CONDITIONS, INCLUDING IN SOME CASES, OUR COMPLETION OF DILIGENCE AND / OR REGULATORY, LENDER OR OTHER THIRD PARTY APPROVALS. ACCORDINGLY, SOME OR ALL OF THESE PURCHASES MAY BE DELAYED OR MAY NOT OCCUR.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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